INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-63608 of the International Game Technology Profit Sharing Plan on Form S-8 of our report dated June 11, 1996, appearing in this Annual Report on Form 11-K of the International Game Technology Profit Sharing Plan for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

Reno, Nevada
June 26, 1995